DIRECTORS ANNUAL COMPENSATION PROGRAM
AXIS Capital Holdings Limited (the “Company”) has established the Directors Annual Compensation Program (the “Program”) to compensate the directors of the Company for their service to the Board of Directors (the “Board”) and its committees. The Board, in consultation with the Compensation Committee of the Board (the “Committee”) have determined the terms of the Program as set forth herein.
1.Eligibility. Any member of the Board who is not an employee of the Company or any of its subsidiaries shall be entitled to the compensation specified herein and shall be a “Participant” in the Program from and after January 1 of each year or, if later than January 1, the date on which such person becomes a member of the Board or is otherwise eligible to participate in the Program.
2.Compensation. Participants shall be entitled to the annual retainer amounts, as set forth on Attachment A, for: (i) board service plus, as applicable, service as Lead Independent Director and non-employee Chair of the Board (“Board Retainers”); and (ii) committee service plus additional service as committee chair, if applicable (“Committee Retainers”). The Board and Committee Retainers shall be paid in the manner as set forth in Attachment B.
3.Election of Common Shares in Lieu of Cash. Participants may elect to receive (i) 100% of their Board Retainers in AXIS common shares; and (ii) 100% of their Committee Retainers in AXIS common shares by notifying the Company of such election prior to January 1 of each year with such elections to apply to compensation earned through January of the following year.
4.Pro-Rated Payments. Members of the Board who become Participants after January 1 of any year shall receive pro-rated amount(s) based upon days of service during the calendar year. Payment of the Board and Committee Retainers will be pro-rated based on days of service during the calendar year using a 365 day daily rate.
5.Interpretation of Program. The Committee shall have the authority to administer and to interpret the Program. Any such determinations or interpretations made by the Committee shall be binding on all Participants.
6.Governing Law. The Program shall be governed by the laws of Bermuda.
7.Successors. All obligations of the Company under the Program shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.
8.Amendment and Termination. This Program may be amended or terminated at any time by the Board; provided, that no amendment shall be given effect to the extent that it would have the effect of reducing a Participant’s existing awards under the Program.

ATTACHMENT A
NON-EMPLOYEE DIRECTOR COMPENSATION
(Effective as of January 1, 2026)

Board Retainers	$Annual Retainer
Director	265,000
Lead Independent Director	15,000
Non-Employee (Non-Executive) Chair	150,000

Committee Retainers	$Annual Retainer
Corporate Governance and Nominating Committee	10,000
Finance Committee	10,000
Compensation Committee	10,000
Risk Committee	10,000
Audit Committee	15,000

Committee Chair Retainers	$Annual Retainer
Corporate Governance and Nominating Committee	15,000
Finance Committee	15,000
Compensation Committee	15,000
Risk Committee	20,000
Audit Committee	35,000

ATTACHMENT B
NON-EMPLOYEE DIRECTOR COMPENSATION
(Effective as of January 1, 2026)

Board Retainers(s)
Form of Payment	Date of Payment
	Equity (AXS Common Shares)	Cash
$160k to be paid in AXIS common shares	AXIS common shares to be issued annually on the tenth trading day of January[1]	N/A
$105k to be paid in accordance with director’s election to receive cash/equity	AXIS common shares to be issued annually on the tenth trading day of January[1]	Cash to be paid semi-annually in arrears in two payments no later than the tenth business day of July and the following January
Additional retainers for Lead Independent Chair and Non-Employee Chair, as applicable, to be paid in accordance with director’s election to receive cash/equity	AXIS common shares to be issued annually on the tenth trading day of January[1]	Cash to be paid semi-annually in arrears in two payments no later than the tenth business day of July and the following January

Committee Retainer(s)
Form of Payment	Date of Payment
	Equity (AXS Common Shares)	Cash
Committee Retainer(s) to be paid in accordance with director’s election to receive cash/equity	AXIS common shares to be issued annually on the tenth trading day of January[1]	Cash to be paid semi-annually in arrears in two payments no later than the tenth business day of July and the following January

1 Partial shares excluded.